UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

On February 4, 2025, Purple Innovation, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that the Company that it had regained compliance with Listing Rule 5550(a)(2) (“Bid Price Rule”). As previously reported, the Company was notified on November 11, 2024, that it had fallen out of compliance with the Bid Price Rule, because its common stock failed to maintain the required minimum bid price of $1.00 per share for a period of 30 consecutive business days. Since then, the Nasdaq staff determined that the closing bid price of the Company’s common stock was at or above the $1.00 minimum price per share for a period of ten consecutive business days, from January 21, 2025, to February 3, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2025	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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